UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2022
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01    Regulation FD Disclosure
On August 25, 2022, Toll Brothers, Inc. (together with its affiliates “we”, “our” or the “Company”) entered into a $192.5 million settlement agreement with Southern California Gas Company to resolve the Compay’s claims associated with a natural gas leak that occurred from October 2015 through February 2016 at the Aliso Canyon underground storage facility located near certain of its communities in southern California. As a result, net of legal fees and expenses, in the fourth quarter of fiscal 2022 we expect to record a pre-tax gain of approximately $148 million, of which approximately $140 million is expected to be recorded in Other income – net in our Consolidated Statement of Operations. The remainder is expected to be recorded as an offset to previously incurred expenses. Coincident with this gain, we intend to expense approximately $10 million to seed a new Toll Brothers Charitable Foundation. Combined, we expect a benefit to our fourth quarter 2022 pre-tax income of approximately $138 million. Accordingly, we are updating the Company’s fourth quarter and full year 2022 guidance for “Other Income, Income from Unconsolidated Entities, and Gross Margin from Land Sales and Other” to $140 million and $195 million, respectively.

The information provided pursuant to this Item 7.01 is "furnished" and shall not be deemed to be "filed" with the SEC or incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filings.
ITEM 9.01    Financial Statements and Exhibits.
(d). Exhibits
Exhibit
No.     Item

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	September 1, 2022	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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